U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 14, 2012

U.S. FUEL CORPORATION
(Exact Name of registrant as specified in its Charter)

Nevada	0-31959	88-0433815
State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

277 White Horse Pike, Ste.200, Atco, N.J.	08004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, (856) 753 - 1046

(Registrant’s former name and address)

NUCLEAR SOLUTIONS,INC.

5505 Connecticut Ave., N.W. Ste.191, Washington, D.C.	20015
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events

Notice to Shareholders re Stock Holders Re Stock Certificates

Management has learned that some investors holding certificates in the name of Nuclear Solutions, Inc. are concerned about the impact of the 2011 name change from Nuclear Solutions to US Fuel.

The US Fuel stock transfer agent is Holladay Stock Transfer; they are the only entity authorized to conduct transactions with US Fuel stock.

Stock certificates in the name of Nuclear Solutions, Inc. are valid and interchangeable with stock certificates in the name of US Fuel Corporation; Holladay Stock Transfer has confirmed that it has and will continue to honor all stock certificates bearing the name Nuclear Solutions, Inc.

While it is not necessary to do so, if you prefer to have stock certificates bearing the name US Fuel Corporation instead of Nuclear Solutions, Inc., and maintain the same ownership of those certificates, you need to send the certificates, along with a written, signed request asking that the certificates be re-issued in the name of US Fuel Corporation, and include a current mailing address and a check for $20.00 to cover the re-issuance.

Should you desire to change the ownership the stock as well as and the name on the certificates, you would need to have the written request notarized.

The address for the request is

Holladay Stock Transfer
2939 N. 67 Place
Scottsdale, AZ  85251
Phone 480-481-3940
Fax 480-481-3941

If you have questions, please call US Fuel investor relations at 856-322-6527.  Please do not call Holladay Stock Transfer with questions about US Fuel stock; although they will handle transactions involving the stock, they cannot and will not answer questions about the stock.

Further Explanation Regarding The Resignation of Robert Schwartz from and the Dissolution of the US Fuel Corporation Executive Committee

Management has learned that questions arose from the announcement of Mr. Schwartz’ resignation from, and the ultimate dissolution of, the Executive Committee.  In order to avoid misunderstandings, this supplemental information is provided to put the formation, membership and purpose of the Executive Committee into proper historical context.

The short version is that this action represented progress not problems; G & A Capital was sufficiently satisfied with the current course of corporate governance to no longer require an independent representative on the Executive Committee as required by its shareholder purchase agreement.  The purpose of the Executive Committee having been fulfilled, it was no longer needed and was, accordingly, dissolved.

Historical Background

The Executive Committee was formed to deal with corporate governance issues that began to arise in late 2010.

By early 2011, the Board of Directors became concerned that John Fairweather would not be able to develop the planned coal-to-diesel projects because during his tenure as President & CEO he had reported no progress to the Board of Directors.  Additionally, the Board became concerned Mr. Fairweather may not have always acted in the best interests of the Company and its shareholders.

The concern about Mr. Fairweather’s actions arose when the Board learned that, after a confidential Board discussion of strategy involving the litigation in the Commonwealth of Kentucky, Franklin Circuit Court, Case No 10-CI-01548 filed by Scott Shrader against Nuclear Solutions, Fuel Frontiers and other individuals, Mr. Fairweather revealed that confidential legal strategy to Mr. Shrader. The Board believed that this breach of confidentiality may have been the basis for the decision by Mr. Shrader to file an amended complaint in December 2010. While this was a significant cause for concern, it was not the reason for Mr. Fairweather’s ultimate termination.

After the amended complaint was filed, the Company retained counsel in Kentucky to defend against claims which, in the opinion of the Board were without merit. Without authorization, Mr. Fairweather attempted to terminate the relationship with the Company’s Kentucky counsel, an action that would have caused the Company to be in a position whereby it could not properly respond to the Amended Shrader Complaint and could have resulted in a default judgment being entered against the Company.

After learning of Mr. Fairweather’s actions in attempting to inappropriately terminate local counsel and further consideration of the overall state of corporate governance, as reflected in various Company Board minutes, on March 10, 2011, the Board of Directors suspended John Fairweather, for cause, from all duties and powers commensurate with the office of President and CEO, including the power to bind and represent the Company in any capacity, access to corporate bank accounts and records, and transfer or transmission of any and all corporate documents and material, except as explicitly authorized in writing by the Board of Directors. All duties and powers of President and CEO were assumed by the Board of Directors only to be delegated by the Board in writing.  The suspension was for a period of 10-business days, to allow the Board time to determine the appropriate course of action.

On March 23, 2011, the last day of the suspension, after further consideration and deliberations on the matter, the Board of Directors of Nuclear Solutions, Inc., now US Fuel Corporation Inc., terminated John Fairweather for cause from all positions of responsibility including, President and Chief Executive Officer for Nuclear Solutions, Inc. and it's subsidiary Fuel Frontiers, Inc.

When Mr. Fairweather left the Company offices, he took with him a number of company files, records and computers, making it difficult to accurately determine the state of the Company. Mr. Fairweather refused to return the corporate materials and his actions are currently the subject of a case entitled The State of New Jersey v. John Fairweather, a criminal action pending in the Municipal Court of Waterford Township, Complaint number S 2012 00165, in which Mr. Fairweather is charged with theft of company property. At the first hearing of this matter on September 13, 2012, Mr. Fairweather failed to appear.

On March 26, 2011, the Board of Directors of Nuclear Solutions, Inc. appointed Harry Bagot as a Director and as the new President and Chief Executive Officer of Nuclear Solutions, Inc. and Fuel Frontiers, Inc.

On April 3, 2011, NSOL formed an Executive Committee consisting of Stanley Drinkwater, Harry Bagot, William Chady and Kenneth Faith.  The Executive Committee was formed to ensure that the Board of Directors could operate without interference from John Fairweather and to refocus the corporate purpose on the building of coal-to-diesel facilities.

Mr. Faith resigned as Chief Financial Officer and left the Executive Committee on May 10, 2011; this action was required by a third party in order for Mr. Faith to participate in another business opportunity; his relationship with US Fuel was excellent.

On May 13, 2011, the Board of Directors of Nuclear Solutions, Inc. hired William Chady, C.P.A. as the chief Financial Officer of the Corporation. Mr. Chady is also a member of the Board of Directors of the corporation.

On June 10, 2011, the US Fuel Board of Directors passed a series of resolutions, including

1.	Amending the US Fuel Articles of Incorporation
2.	Amending the US Fuel Bylaws
3.	Authorizing the change of the corporate trading symbol
4.	Increasing the amount of stock authorized to be issued; and
5.	Ratifying a stock purchase agreement with G & A CAPITAL DEVELOPMENT, LLC..

One of the provisions of the G & A Capital agreement was:

2.1 (g) Appointment of Independent Executive Committee Member: As soon as practical, but no later than 30 days after the date of this agreement, the COMPANY will nominate an independent member to the Executive Committee, as established by the Board of Directors. Nominee shall only be seated to the Executive Committee with the prior written consent of the PURCHASER.

On June 24, 2011, Robert Schwartz was appointed to the Executive Committee as the independent member required under the G & A Capital stock purchase agreement.

In late May 2011, Mr. Bagot began discussion with Paul Adams and Steve Luck regarding development of a project plan and securing project financing.  As background, Mr. Adams and Mr. Luck had worked with NSOL in 2008 on project planning and financing and again during the summer of 2010 with Mr. Fairweather.  In the summer of 2010, Mr. Adams developed an advanced draft of a project plan and Mr. Luck had identified a potential funding source for the project described in that plan, but Mr. Fairweather broke contact with Mr. Adams and Mr. Luck in September 2010.

Starting in June 2011, Mr. Bagot, Mr. Adams and Mr. Luck picked up from the earlier efforts and began working together to develop and refine a project plan that could be financed.  Those discussions resulted in a formal consulting contract, executed on December 1, 2011.  The key to the new plan being developed was to focus on a smaller, scalable facility, as financing was problematic for the typical large-scale plants previously considered by the Company.

A formal technology survey commenced in January 2012, leading to technology selections in June 2012.

On May 22, 2012, US Fuel executed a consulting contract with Brian Wishneff & Associates, LLC to manage the process associated with certain tax credit programs that might be applicable to the Muhlenberg County project, with a special focus on the New Market Tax Credit program.

On June 29, 2012, US Fuel executed a non-binding project financing term sheet with Berkeley House Investments (BHI) in a total amount of $76,817,138.  Berkeley House International Ltd is a specialist project financier with offices in Australia and the United Kingdom offering lending solutions to project owners worldwide.  To take advantage of the financing offered in the term sheet, the Company needed to arrange bridge financing of approximately $4,500,000 and arrange a credit enhancement deposit of approximately $12,000,000.  The Credit Enhancement Deposit would be utilized by BHI to commence the aggregation of the loan facility via its credit enhancement programs used to facilitate financing.

On July 19, 2012, the Company executed a Strategic Alliance with its project technology partners, Pyrolyzer, Inc. and Preon Power, “to collaborate in the development of renewable energy projects, with a special focus on Coal to Diesel projects.  The Parties seek to exploit each other’s expertise, relationships and sales channels to the mutual benefit of all Parties.”

On July 27, 2012, Shaw Environmental & Infrastructure, Inc. delivered to US Fuel the report on Shaw’s Phase I Environmental Site Assessment of the site in Central City, Kentucky, selected by US Fuel for the first US Fuel coal to diesel project.  This report, prepared in conformance with the scope and limitations of ASTM Practice E1527, was requested as part of US Fuel’s pre-acquisition due diligence and revealed no evidence of recognized environmental conditions in connection with the Property.  It did note that the property included areas formerly designated as wetlands and advised to ensure all applicable wetlands related requirements are followed, should facility construction activities impact those wetlands.

On August 6, 2012, 2,000 pounds of coal was shipped from Muhlenberg County, Kentucky to the pilot plant in Germany for testing in order to begin facility engineering.  The coal is expected to arrive in Germany in mid-October.

On August 14, 2012, US Fuel entered into a Master Services Agreement with Global Private Funding, Inc., which included the following:

Business Incubation Services.

Under the provisions of the US Fuel - Global Business Incubation Addendum to the Master Services Agreement, Global will assist US Fuel

•  To establish or enhance business relationships and increase revenue, licensing, channel partnerships, or distribution opportunities for US Fuel products, services and intellectual properties, including all future derivations of the same; and
•  To promote US Fuels’ business enterprise including strategic planning, required management restructuring, contingency planning and implementation oversight and financial oversight.
In addition, Global will
•  Provide oversight to US Fuel relating to services such as accounting, payroll, materials management, sourcing, marketing, public relations, event planning and facilities management and
•  Take steps to ensure and preserve the integrity of US Fuel’s business enterprise, by conducting, in its sole discretion, background checks, qualification reviews, interviews and performance reviews of Client's employees, suppliers, vendors and others who receive payment from US Fuel business or may have impact on the brand, operation or finances of US Fuel.

Legal & Compliance Services

Under the provisions of the Legal & Compliance Addendum to the Master Services Agreement, Global will assist US Fuel in the management of Client's legal and compliance matters to reduce the potential that Client's legal matters will interfere with business operations and development.  As part of this agreement, US Fuel shall not enter into any contract without Global's review and written approval.

Underwriting Services

Under the provisions of the Borrowers Addendum to the Master Services Agreement, for the purposes of supporting US Fuel’s working capital, and at Global's sole discretion, Global may elect in writing to underwrite or finance certain costs and expenses incurred by Global on Client's behalf that would otherwise be immediately reimbursable to Global.  US Fuel will have the obligation to reimburse Global for any such underwriting.

On September 10, 2012, the Board of Directors took the following actions

1.
Voted unanimously to hire Paul Adams as Chief Operating Officer of US Fuel Corporation along with all of the obligations and benefits associated with the position.  Mr. Bagot as CEO was given full authority to execute an employment contract with Mr. Adams.

2.	Voted unanimously to nominate Mr. Stephen Luck to the Board of Directors along with all of the obligations and benefits associated with the position.
3.	Unanimously approved the decision by Mr. Bagot as CEO to execute a quit claim deed to resolve the quiet title action pending between the Company and Scott Schrader.
4.
The board was informed by G & A Capital that, because of its confidence in the new US Fuel management team and Board of Directors, it no longer needed an independent member on a US Fuel Executive Committee.  Accordingly, the Board unanimously and reluctantly accepted the resignation of Mr. Robert Schwartz from the Executive Committee.  The Board’s reluctance in accepting Mr. Schwartz’ resignation was because he had been instrumental in the successful effort to reposition the company and recover from the problems discovered in early 2011 regarding corporate governance.

5.	The Board having concluded that the Executive Committee had accomplished its purpose and was no longer needed, voted unanimously to dissolve that committee.
6.
Unanimously approved the dissolution of FFI. The nature of the dissolution is such, that the technology embedded in FFI has been deemed unfeasible and completely un-financeable at this time.  Management, under Mr. Harry Bagot's direction, has adopted a more modular and easily expandable approach.

7.	Unanimously approved a salary for Mr. William Chady of $110,000 per year.
8.
Unanimously agreed that, in the event of a dead lock vote of  the Board of Directors, Mr. Stanley Drinkwater will cast the tie breaking vote.  G&A Capital also has agreed to this provision as majority shareholder and has also agreed to proxy their votes to Mr. Stanley Drinkwater if required.

On September 10, 2012, the Company launched a new and updated website and retained the services of a webmaster.

Fuel Frontiers, Inc. was dissolved effective September 12, 2012.

The current Company management team consists of

Harry Bagot, President & CEO
Paul F. Adams, COO
William E. Chady, CFO
Gary Sparks, Lead Project Manager

Board of Directors

Stanley Drinkwater II, Esq., Chairman of the Board
Harry Bagot
William E. Chady
Stephen Luck
Two board members will be nominated by Global in the next 30 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Fuel Corporation
Dated: September 14, 2012
/s/ Harry Bagot
By: Harry Bagot
President & CEO